Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Harris Corporation

We are aware of the incorporation by reference in the following Registration Statement (Form S-4) and related Prospectus of Harris Corporation for the registration of shares of its common stock of our report dated October 26, 2018 relating to the condensed consolidated interim financial statements of Harris Corporation that is included in its Form 10-Q for the quarter ended September 28, 2018.

/s/ Ernst & Young LLP

Orlando, Florida
December 14, 2018